Exhibit 10.1

SETTLEMENT AGREEMENT,
RELEASE OF CLAIMS

THIS SETTLEMENT AGREEMENTAND RELEASE OF CLAIMS (the “Settlement Agreement”) is made and entered into as of June 11, 2024 (the “Effective Date”) by and between Cardiff Lexington Corporation, a corporation organized under the laws of the State of Nevada with a place of business at 3753 Howard Hughes Pkwy., Suite 200, Las Vegas, NV 89169 (“Cardiff”) and GHS Investments, LLC, a limited liability organized under the laws of the State of Nevada with a place of business at 420 Jericho Turnpike, Suite 102, Jericho, NY 11753 (“GHS”). Cardiff and GHS, are each referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

Recitals:

A.WHEREAS, the Parties previously entered into: (1) a Securities Purchase Agreement dated November 20, 2019 (the “SRA”), pursuant to which, inter alia, Cardiff agreed to sell to GHS a certain number of shares of Cardiff’s Series R preferred stock (the “Series R Stock”), being all of the Series R Stock now held by GHS, on terms more fully described in that agreement and the related certificate of designation for the Series R Stock; (2) a Senior Secured Convertible Promissory Note dated September 3, 2020 (the “Convertible Note”) pursuant to which inter alia, Cardiff promised to pay GHS a certain sum, plus interest on terms more fully described in that instrument; and (3) and 8% Secured Redeemable Note Due November 8, 2020 (the “Redeemable Note”) pursuant to which, inter alia, Cardiff promised to pay GHS a certain sum, plus interest on terms more fully described in that instrument. The Convertible Note, the Redeemable Note and the Series R Stock are referred to herein as the “GHS Securities” and the SRA, the transaction agreements relating to the issuance of the Convertible Note and the Redeemable Note along with the GHS Securities are from time to time referred to collectively herein as the “Transaction Agreements” and each individually as a “Transaction Agreement”; and

B.WHEREAS, the Parties are entering into this Settlement Agreement to settle the outstanding amounts under the GHS Securities and to provide for mutual general release of claims, all on the terms described more fully herein below.

NOW THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, and with each Party intending to be legally bound hereby, the Parties agree as follows:

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Agreed Terms:

1.Cardiff will execute and deliver to GHS a promissory note substantially in the form attached hereto as Exhibit 1 (the “Settlement Note”) no later than 5:00 P.M. U.S. Pacific time on the first business day following the later of either the Effective Date or the date the last Party signs and delivers this Settlement Agreement to the other Party.

2.As of the Effective Date, each of the Transaction Agreements, including, without limitation, all of the GHS Securities, are hereby forever and irrevocably cancelled, all amount, either in cash, securities, or in kind, that may be owed by Cardiff under the Transaction Agreements and all obligations, if any, of Cardiff under the Transaction Agreements are forever discharged. GHS represents and warrants to Cardiff that GHS owns the GHS Securities beneficially and of record, free and clear of all claims. GHS has never transferred or agreed to transfer the GHS Securities, other than pursuant to this Agreement. There is no restriction affecting the ability of GHS to transfer the legal and beneficial title and ownership of the GHS Securities to Cardiff for cancellation.

3.General Releases of Claims.

(a) General Release of Claims By GHS. GHS, for itself and the other GHS Releasors (as that term is defined below) hereby release, waive and forever discharge each of the Cardiff Releasees (as that term is defined below) from all actions, claims, causes of action (whether in tort or contract), demands, invoices, warranties, damages, penalties, objections, promises, liabilities, suits, debts, dues, costs, expenses, accounts, covenants, reckonings, bills, controversies, agreements, injunctive relief, fees, variances, liens, extents, executions, obligations, rights to subrogation, rights to contribution, claims for attorney’s fees, interest, expenses and costs, judgments and executions of any kind, in law, admiralty or equity, in any kind of forum, and compensations of any nature whatsoever, and liabilities of any kind whatsoever, whether known or unknown, accrued, liquidated or unliquidated, suspected or unsuspected, contingent or otherwise that the GHS Releasors, whether individually or collectively, or any of them, ever had, now has or have, or hereafter may have against each of the Cardiff Releasees, whether individually or collectively, or any of them, from the beginning of time up to and including the Effective Date (collectively, the “GHS Released Claims” and each a “GHS Released Claim”), including but not limited to any claims arising out of or related to the Transaction Agreements.

(i)Without limiting the generality of the foregoing, GHS, for itself and the other GHS Releasors, hereby release, waive, and forever discharge each of the Cardiff Releasees from: (1) any and all claims related to the Transaction Agreements; (2) any and all claims for slander, libel, defamation, negligent or intentional infliction of emotional distress, personal injury, prima facie tort, negligence, compensatory or punitive damages, or any other claim for damages or injury of any kind whatsoever; and (3) any and all claims for monetary recovery, including, without limitation, monetary recovery or awards as may be provided by statute, attorneys’ fees, experts’ fees, medical fees or expenses, costs and disbursements and the like.

(ii)By entering into this Settlement Agreement, GHS represents and agrees that the failure of this Section 3(a) to specifically identify or enumerate above any statute, ordinance, or common law theory under which the GHS Releasors release claims is not intended by the Parties to limit, diminish or impair in any way the GHS Releasors’ intended and actual release of all claims, demands, causes of action, and liabilities of any kind whatsoever against the Cardiff Releasees.

(iii)It is understood and agreed that the release of claims set forth in this Section 3(a) does not serve to waive any claims, actions, or rights arising under or to enforce the terms of this Settlement Agreement, the Settlement Note, or any claims, actions, or rights that, pursuant to law, cannot be waived or subject to a release of this kind or the right to file a charge with an administrative agency or participate in an agency investigation, provided, however, that the GHS Releasors hereby waive their rights if any to recover any money in connection with a charge or investigation before or by an administrative agency, except as provided in Section 17 below.

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(b)Covenant Not to Sue by GHS. GHS, for itself and the other GHS Releasors, hereby agree not to file or cause to be filed any lawsuit, claim, or action against Cardiff or any of the other Cardiff Releasees that is based on any of the GHS Released Claims.

(c)General Release of Claims By Cardiff. Cardiff, for itself and the other Cardiff Releasors (as that term is defined below) hereby release, waive and forever discharge each of the GHS Releasees (as that term is defined below) from all actions, claims, causes of action (whether in tort or contract), demands, invoices, warranties, damages, penalties, objections, promises, liabilities, suits, debts, dues, costs, expenses, accounts, covenants, reckonings, bills, controversies, agreements, injunctive relief, fees, variances, liens, extents, executions, obligations, rights to subrogation, rights to contribution, claims for attorney’s fees, interest, expenses and costs, judgments and executions of any kind, in law, admiralty or equity, in any kind of forum, and compensations of any nature whatsoever, and liabilities of any kind whatsoever, whether known or unknown, accrued, liquidated or unliquidated, suspected or unsuspected, contingent or otherwise that the Cardiff Releasors, whether individually or collectively, or any of them, ever had, now has or have, or hereafter may have against each of the GHS Releasees, whether individually or collectively, or any of them, from the beginning of time up to and including the Effective Date (collectively, the “Cardiff Released Claims” and each a “Cardiff Released Claim”), including but not limited to any claims arising out of or related to the Transaction Agreements.

(i)Without limiting the generality of the foregoing, Cardiff, for itself and the other Cardiff Releasors, hereby release, waive, and forever discharge each of the GHS Releasees from: (1) any and all claims related to the Transaction Agreements; (2) any and all claims for slander, libel, defamation, negligent or intentional infliction of emotional distress, personal injury, prima facie tort, negligence, compensatory or punitive damages, or any other claim for damages or injury of any kind whatsoever; and (3) any and all claims for monetary recovery, including, without limitation, monetary recovery or awards as may be provided by statute, attorneys’ fees, experts’ fees, medical fees or expenses, costs and disbursements and the like.

(ii)By entering into this Settlement Agreement, Cardiff represents and agrees that the failure of this Section 3(c) to specifically identify or enumerate above any statute, ordinance, or common law theory under which the Cardiff Releasors release claims is not intended by the Parties to limit, diminish or impair in any way the Cardiff Releasors’ intended and actual release of all claims, demands, causes of action, and liabilities of any kind whatsoever against the GHS Releasees.

(iii)It is understood and agreed that the release of claims set forth in this Section 3(c) does not serve to waive any claims, actions, or rights arising under or to enforce the terms of this Settlement Agreement, the Settlement Note, or any claims, actions, or rights that, pursuant to law, cannot be waived or subject to a release of this kind or the right to file a charge with an administrative agency or participate in an agency investigation, provided, however, that the Cardiff Releasors hereby waive their rights if any to recover any money in connection with a charge or investigation before or by an administrative agency, except as provided in Section 17 below.

(d)Covenant Not to Sue by Cardiff. Cardiff, for itself and the other Cardiff Releasors, hereby agree not to file or cause to be filed any lawsuit, claim, or action against GHS or any of the other GHS Releasees that is based on any of the Cardiff Released Claims.

Section 17 below also contains important limitations on the provisions in this Section 2.

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4.Certain Definitions. As used in this Settlement Agreement:

(a)The terms “Cardiff Releasors” and “Cardiff Releasees” mean: (i) Cardiff and its predecessors, parent companies, affiliated companies (including, without limitation, subsidiaries), successors, and assigns, and (ii) all of the past, present and future directors, officers, members, managers, employees, attorneys, representatives, agents, contractors, consultants, and insurers of each of the entities listed in clause (i) of this sentence.

(b)The terms “GHS Releasors” and “GHS Releasees” mean: (i) GHS and its predecessors, parent companies, affiliated companies (including, without limitation, subsidiaries), successors, and assigns, and (ii) all of the past, present and future directors, officers, members, managers, employees, attorneys, representatives, agents, contractors, consultants, and insurers of each of the entities listed in clause (i) of this sentence.

5.Confidentiality. Neither Party may disclose the existence of this Settlement Agreement or its contents to anyone, except: (a) to its attorneys, accountants, or licensed tax advisors, provided they agree to keep it confidential, (b) to government authorities, but only to the extent necessary or required, (c) as part of a filing or filings with a foreign, federal, or state securities regulatory agency, but only to the extent necessary or required, or (d) to its shareholders, but only to the extent necessary or required. Section 17 below also contains important limitations on the provisions in this Section 5.

6.Representations and Warranties.

(a)GHS represents, acknowledges, and warrants that, as of the date it has signed this Settlement Agreement: (i) there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims released in Section 3(a) of this Settlement Agreement and no authorization of a third-party is needed to release any of the claims released in Section 3(a); (ii) none of the GHS Releasors has assigned, hypothecated, conveyed, transferred, or otherwise granted or given any interest in the claims, demands, damages, rights, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets and liabilities released under Section 3(a) of this Settlement Agreement; (iii) GHS’s undersigned representative has the authority to act on its behalf, execute this Settlement Agreement on its behalf, and legally bind it and all who may claim through it to the terms and conditions of this Settlement Agreement; (iv) GHS, through an authorized representative, has read this Settlement Agreement and had the opportunity to consult with legal counsel of GHS’s own choosing before executing it; and (v) GHS understands the provisions of this Settlement Agreement, including those in Section 3(a)-(b) regarding its release of claims and covenant not to sue.

(b)Cardiff represents, acknowledges, and warrants that, as of the date it has signed this Settlement Agreement: (i) there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims released in Section 3(c) of this Settlement Agreement and no authorization of a third-party is needed to release any of the claims released in Section 3(c); (ii) none of the Cardiff Releasors has assigned, hypothecated, conveyed, transferred, or otherwise granted or given any interest in the claims, demands, damages, rights, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets and liabilities released under Section 3(c) of this Settlement Agreement; (iii) Cardiff’s undersigned representative has the authority to act on its behalf, execute this Settlement Agreement on its behalf, and legally bind it and all who may claim through it to the terms and conditions of this Settlement Agreement; (iv) Cardiff, through an authorized representative, has read this Settlement Agreement and had the opportunity to consult with legal counsel of Cardiff’s own choosing before executing it; and (v) Cardiff understands the provisions of this Settlement Agreement, including those in Section 3(c)-(d) regarding its release of claims and covenant not to sue.

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(c)GHS represents, acknowledges, and warrants to Cardiff that neither Cardiff nor any agent or attorney of Cardiff has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Settlement Agreement concerning the subject matter hereof to induce GHS to execute this Settlement Agreement, and GHS represents, acknowledges, and warrants that it has not executed this Settlement Agreement in reliance on any representation, promise, or warranty not contained herein.

(d) Cardiff represents, acknowledges, and warrants to GHS that neither GHS nor any agent or attorney of GHS has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Settlement Agreement concerning the subject matter hereof to induce Cardiff to execute this Settlement Agreement, and Cardiff represents, acknowledges, and warrants that it has not executed this Settlement Agreement in reliance on any representation, promise, or warranty not contained herein.

7.Notices. All notices required under this Settlement Agreement shall be in writing, and shall be deemed sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or by email, as follows: If to Cardiff: Cardiff Lexington Corporation, 3753 Howard Hughes Pkwy., Suite 200, Las Vegas, NV 89169, Attention: Alex Cunningham, CEO, ______, with a copy (which shall not constitute notice) to: Louis A. Bevilacqua, Esq., Bevilacqua PLLC, 1050 Connecticut Ave., N.W., Suite 500, Washington, DC 20036, ___________; If to GHS: GHS Investments, LLC, 420 Jericho Turnpike, Suite 102, Jericho, NY 11753, Attention: Sarfraz Hajee, ________, with a copy (which shall not constitute notice) to: Pryor Cashman LLP, 7 Times Square, New York, New York 10036, Attention: M. Ali Panjwani, ___________; or to such other address as either of the Parties by notice to the other Party may designate from time to time.

8.Governing Law. This Settlement Agreement shall be deemed to have been made and delivered in the State of Nevada and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Nevada without regard to principles of conflicts of law thereof.

9.Forum Selection. (a) Unless otherwise provided in this Settlement Agreement, the exclusive forum and venue for the resolution of any Controversy (as defined below) shall be the state or federal courts whose jurisdictional territory includes Las Vegas, Nevada. Each Party consents to personal jurisdiction and venue in those courts for litigation of a Controversy, and each Party waives any forum non conveniens objection to litigating a Controversy in those courts. As used in this Settlement Agreement, “Controversy” means a controversy or claim between the Parties arising out of or relating to this Settlement Agreement or the Settlement Note.

(b)In any legal action concerning a Controversy, the prevailing party shall be entitled to recover its reasonable costs and attorneys’ fees.

10.Severability. If at any time after the date of the full execution of this Settlement Agreement any provision of it shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. The illegality, voidness, or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Settlement Agreement; provided, however, that if:

(a) Section 3(a) or (b) is held to be illegal, void, or unenforceable in whole or in part, GHS agrees to promptly execute a legal, valid, and enforceable general release and waiver of claims and covenant not to sue in favor of Cardiff and the other Cardiff Releasees equal in scope to the general release and waiver of claims and covenant not to sue provided in Sections 3(a) and (b) and, in the event that such a legal, valid, and enforceable general release and waiver of claims and covenant to sue cannot be or is not obtained, then GHS shall be deemed to have assigned, transferred, and conveyed the GHS Released Claims as described in Section 3(a) to Cardiff; or,

(a) Section 3(c) or (d) is held to be illegal, void, or unenforceable in whole or in part, Cardiff agrees to promptly execute a legal, valid, and enforceable general release and waiver of claims and covenant not to sue in favor of GHS and the other GHS Releasees equal in scope to the general release and waiver of claims and covenant not to sue provided in Sections 3(c) and (d) and, in the event that such a legal, valid, and enforceable general release and waiver of claims and covenant to sue cannot be or is not obtained, then Cardiff shall be deemed to have assigned, transferred, and conveyed the Cardiff Released Claims as described in Section 3(c) to GHS.

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11.No Admission of Wrongdoing. The Parties have entered into this Settlement Agreement as a compromise and final settlement of matters relating to the Dispute, and, therefore, this Settlement Agreement is not intended, and thus it shall not be construed, as an admission by any Party as to liability or wrongdoing of any kind whether related to the Dispute or other otherwise.

12.Further Assurances. The Parties agree to take all actions and to make, deliver, and sign any other documents and instruments that are necessary to carry out the terms, provisions, purpose, and intent of this Settlement Agreement.

13.Successors and Assigns. The Parties intend that this Settlement Agreement be legally binding upon and shall inure to the benefit of each of them and their respective successors and assigns.

14.Entire Agreement; No Modifications Unless In Writing and Executed by All Parties. This Settlement Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter of this Settlement Agreement. No modification of this Settlement Agreement shall be binding unless in writing and signed by all of the Parties hereto.

15.Construction. Each Party acknowledges that it has shared equally in the drafting of this Settlement Agreement. Therefore, should any provision of this Settlement Agreement require interpretation or construction, the court, judge, tribunal or other person or body interpreting or construing this Settlement Agreement shall not apply a presumption against one Party over the other Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document. The section headings and subheadings used in this Settlement Agreement are inserted for convenience only and shall be disregarded in construing this Settlement Agreement.

16.No Waiver for Failure to Enforce. The failure of any Party to this Settlement Agreement at any time to enforce any provision of this Settlement Agreement will in no way constitute or be construed as a waiver of such provision or of any other provision hereof, or in any way affect the validity of, or the right thereafter to enforce, each and every provision of this Settlement Agreement.

17.IMPORTANT. Notwithstanding anything to the contrary in this Settlement Agreement (including, without limitation, anything in its Sections 3 or 5), nothing in this Settlement Agreement prohibits, restricts, or limits, or is intended to prohibit, restrict, or limit the right or ability of a Party (the “Reporting Party”) to: (a) report to, or communicate with, the appropriate federal or state law enforcement authorities or regulatory agencies about any possible unlawful conduct, regardless of when it occurred, by the other Party, its affiliated companies, or any of its successors, assigns, officers, directors, members, managers, consultants, contractors, or employees (including any employment harassment, assault, or discrimination), or speak with the Reporting Party’s own attorney about any such possible unlawful conduct; (b) report to or communicate with the United States Securities and Exchange Commission (“SEC”) or any state securities regulator about any possible violation of a federal or state securities law (including, without limitation, such violation by either Cardiff or GHS), regardless of when such possible violation occurred, or speak with the Reporting Party’s own attorney about such possible violation, or (c) apply for or receive an award from the SEC under the federal Securities Whistleblower Incentives program or from a state securities regulatory agency under a substantially similar state incentive program in connection with reporting a possible violation of a federal or state securities law.

18.Execution In Counterparts and Electronically Permitted. This Settlement Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that signatures by PDF or other electronic signatures (e.g., those via DocuSign) to this Agreement are authentic and have the same force and effect as original, manual signatures.

EACH PARTY SHOULD CONSULT WITH AN ATTORNEY AND READ
THIS SETTLEMENT AGREEMENT, RELEASE OF CLAIMS, AND COVENANT NOT TO SUE

CAREFULLY BEFORE SIGNING IT. BY SIGNING THIS DOCUMENT, EACH PARTY IS

GIVING UP IMPORTANT LEGAL RIGHTS.

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IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto have caused this Settlement Agreement, Release of Claims, and Covenant Not to Sue to be executed as of the date under his, her, or its respective signature below.

CARDIFF LEXINGTON CORPORATION		GHS INVESTMENTS, LLC

By:	/s/ Alex Cunningham	By: /s/ Mark Grober
Name: Alex Cunningham		Name: Mark Grober
Title: CEO		Title: Member
Date signed: June 10, 2024		Date signed: June 11, 2024

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